Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 17, 2013)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 29, 2013 of $4,336,900 (or $.83 per share diluted) compared to net income of $3,404,400 (or $.65 per share diluted) in the second quarter of 2012.

Earnings growth in the second quarter was due to a higher store count when compared to last year as well as increased sales from franchisees.  Additionally, the profitability of the leasing business improved due to the size and performance of the Company’s lease portfolio.  John Morgan, Chairman and CEO commented “Your company and its employees worked very hard during the quarter in preparation for our first Style Encore store, which is scheduled to open in the third quarter.  We have awarded a total of eight franchise agreements to launch this exciting new women’s resale concept.”

Winmark Corporation creates, supports and finances business.  At June 29, 2013, there were 986 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, Music Go Round® and Style Encore™.  An additional 67 retail franchises have been awarded but are not open.  In addition, at June 29, 2013, the Company had a lease portfolio equal to $37.2 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 29, 2013	December 29, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$2,041,300	$2,233,400
Marketable securities	84,500	85,900
Receivables, net	1,230,400	1,237,100
Net investment in leases - current	16,149,700	13,461,200
Income tax receivable	856,800	1,400,700
Inventories	76,800	71,200
Prepaid expenses	388,800	445,200
Total current assets	20,828,300	18,934,700
Net investment in leases — long-term	21,043,900	22,697,100
Property and equipment, net	1,166,000	1,229,500
Other assets	677,500	677,500
	$43,715,700	$43,538,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$2,000,000	$10,800,000
Accounts payable	1,258,600	2,203,700
Accrued liabilities	1,983,800	1,286,300
Discounted lease rentals	906,400	896,800
Rents received in advance	62,000	134,800
Deferred revenue	1,569,700	1,641,700
Deferred income taxes	3,555,600	3,549,900
Total current liabilities	11,336,100	20,513,200
Long-Term Liabilities:
Discounted lease rentals	445,200	177,900
Rents received in advance	119,700	117,700
Deferred revenue	956,100	953,000
Other liabilities	1,184,600	1,254,700
Deferred income taxes	2,659,600	2,594,300
Total long-term liabilities	5,365,200	5,097,600
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,044,484 and 4,996,459 shares issued and outstanding	1,142,900	—
Accumulated other comprehensive loss	(4,900)	(4,000)
Retained earnings	25,876,400	17,932,000
Total shareholders’ equity	27,014,400	17,928,000
	$43,715,700	$43,538,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
REVENUE:
Royalties	$8,608,200	$7,693,900	$17,083,100	$15,982,400
Leasing income	4,130,200	3,285,000	7,538,000	5,677,100
Merchandise sales	557,400	656,800	1,223,100	1,366,600
Franchise fees	389,600	270,000	804,200	555,000
Other	338,100	286,700	523,500	444,700
Total revenue	14,023,500	12,192,400	27,171,900	24,025,800
COST OF MERCHANDISE SOLD	524,400	633,500	1,165,500	1,297,800
LEASING EXPENSE	610,500	325,700	890,200	565,500
PROVISION FOR CREDIT LOSSES	(51,700)	(14,900)	(37,900)	(67,900)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,879,100	5,221,600	11,417,000	10,357,700
Income from operations	7,061,200	6,026,500	13,737,100	11,872,700
LOSS FROM EQUITY INVESTMENTS	—	(240,700)	—	(278,100)
INTEREST EXPENSE	(55,100)	(122,300)	(144,600)	(192,100)
INTEREST AND OTHER INCOME (EXPENSE)	(100)	(10,000)	(10,300)	36,300
Income before income taxes	7,006,000	5,653,500	13,582,200	11,438,800
PROVISION FOR INCOME TAXES	(2,669,100)	(2,249,100)	(5,187,800)	(4,518,400)
NET INCOME	$4,336,900	$3,404,400	$8,394,400	$6,920,400
EARNINGS PER SHARE — BASIC	$.86	$.67	$1.68	$1.37
EARNINGS PER SHARE — DILUTED	$.83	$.65	$1.61	$1.31
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,024,284	5,056,289	5,010,803	5,054,620
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,200,592	5,268,245	5,201,644	5,274,223